UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Capitala Finance Corp.

(Exact name of Registrant as specified in Its Charter)

Maryland	90-0945675
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4201 Congress St., Suite 360 Charlotte, NC	28209
(Address of principal executive office)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
Common Stock, par value $.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box.    ☑

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box.    ☐

Securities Act registration statement file number to which this form relates: (if applicable) 333-188956

Securities to be registered pursuant to Section 12 (g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are shares of common stock, par value $0.01 per share, of Capitala Finance Corp. (the “Company”). The description of the shares of common stock contained in the section entitled “Description of Our Capital Stock” in the Prospectus included in the Company’s Registration Statement on Form N-2 (File No. 333-188956), filed with the Securities and Exchange Commission on May 30, 2013, (as amended from time to time, the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

a.1	Articles of Amendment and Restatement *

b.1	By-laws*

d.1	Form of Common Stock Certificate*

*	Incorporated by reference to Capitala Finance Corp.’s registration statement on Form N-2 Pre-Effective Amendment No. 1 (File No. 333-188956) filed on September 9, 2013.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPITALA FINANCE CORP.

By:	/s/ Joseph B. Alala, III
	Name:	Joseph B. Alala, III
	Title:	Chief Executive Officer and President

Date: September 24, 2013